Exhibit 10.66

EXECUTION COPY

SECOND AMENDMENT TO PARTICIPATION INTEREST SALE AGREEMENT

This SECOND AMENDMENT TO PARTICIPATION INTEREST SALE AGREEMENT, dated as of March 21, 2014 (this “Amendment”), is entered into between: (i) GEMB LENDING INC., a Delaware corporation (“Seller”); and (ii) GE SALES FINANCE HOLDING, L.L.C., a Delaware limited liability company (“Buyer”).

BACKGROUND

1. Seller and Buyer entered into that certain Participation Interest Sale Agreement, dated as of February 29, 2012 (as amended by First Amendment to Participation Interest Sale Agreement, dated as of September 19, 2012, the “Participation Interest Sale Agreement”).

2. Seller and Buyer desire to amend the Participation Interest Sale Agreement as set forth herein.

AMENDMENTS

The parties hereto agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and (b) capitalized terms not so defined shall have the meanings set forth in the Participation Interest Sale Agreement as amended hereby.

SECTION 2. AMENDMENTS TO PARTICIPATION INTEREST SALE AGREEMENT. Section 1.1 of the Participation Interest Sale Agreement shall be amended by deleting the definition of “Average Recovery Price Ratio” in its entirety and replacing it with the following:

““Average Recovery Price Ratio” means, as of any date of determination during a Monthly Period, for any segment of serviced credit accounts, which may include credit accounts relating to one or more of the Programs from which the Accounts were selected (each, a “Segment”), the average for the most recent six fiscal months ending prior to the first day of such Monthly Period of the percentage equal to a fraction, the numerator of which is the total amount of recoveries on related receivables for the applicable fiscal month and the denominator of which is the aggregate amount of charged-off receivables for such fiscal month, in each case for all serviced receivables in that Segment. For purposes of the foregoing, “recoveries” and “charged-off receivables” shall have the same meaning as “Recoveries” and “Charged-Off Receivables,” respectively, but as applied to all serviced receivables in a particular Program, rather than only Underlying Receivables. Seller and Buyer shall mutually agree on the composition of each applicable Segment for purposes of calculating the “Average Recovery Price Ratio” from time to time. Seller and Buyer may from time to time modify the formula to calculate “Average Recovery Price Ratio” in order to more closely approximate the actual Recoveries on Underlying Receivables.”

SECTION 3. EFFECTIVENESS. This Amendment shall become effective as of the opening of business on the date hereof; provided that Buyer and Seller shall have executed a counterpart of this Amendment.

SECTION 4. BINDING EFFECT; RATIFICATION.

(a) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Participation Interest Sale Agreement and (ii) each reference in the Participation Interest Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Participation Interest Sale Agreement, shall mean and be a reference to such Participation Interest Sale Agreement as amended hereby.

(b) Except as expressly amended hereby, the Participation Interest Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. MISCELLANEOUS. (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d) It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

[Signature Pages Follow]

2	Participation Interest Sale Agreement Second Amendment

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

GEMB LENDING INC., Seller

By:	/s/ Michael Lagnese
Name:	Michael Lagnese
Title:	President & CEO

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GE SALES FINANCE HOLDING, L.L.C., Buyer

By:	/s/ Andrew Lee
Name:	Andrew Lee
Title:	VP

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Agreed and Consented to by:

GE SALES FINANCE MASTER TRUST, as Issuer

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Kristine Gullo
Name:	Kristine K. Gullo
Title:	Vice President

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